SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials

[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Health-Chem Corporation
                (Name of Registrant as Specified in Its Charter)

                             Health-Chem Corporation
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)   Title of each class of securities to which transaction applies:
             ..................................................................

        2)   Aggregate number of securities to which transaction applies:
             ..................................................................

        3)   Per unit price or other underlying value of transaction
             computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
             ..................................................................

        4)   Proposed maximum aggregate value of transaction:
             ..................................................................

        5)   Total fee paid:
             ..................................................................

[ ]     Fee paid previously with preliminary material:

             ..................................................................
[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount previously paid:
                 ..............................................................

        2)       Form, Schedule or Registration Statement No.:
                 ..............................................................

        3)       Filing Party:
                 ..............................................................

        4)       Date Filed:
                 ..............................................................

                             HEALTH-CHEM CORPORATION

                  460 PARK AVENUE -- NEW YORK, NEW YORK 10022
                  Telephone: 212-751-5600 -- Fax: 212-751-5653
EXECUTIVE
 OFFICES


                                                               November 24, 1999

                  HEALTH-CHEM'S ANNUAL MEETING IS DECEMBER 10.

                    PLEASE VOTE YOUR WHITE PROXY CARD TODAY!

Dear Health-Chem Stockholder:

Health-Chem's 1999 annual meeting is scheduled for December 10 - which will be less than two weeks from the date you receive this letter. Enclosed is a WHITE proxy card which you may use to support your management's nominees. Because time is so short before the annual meeting, we ask that you take a moment to sign, date and mail the enclosed card. Please do so today!

                     PROXY CONTEST WARNING: IGNORE ANY PROXY
                  MATERIALS YOU MAY RECEIVE FROM ANDY YUROWITZ.

You should be aware that a disgruntled shareholder, Andy Yurowitz, has started a proxy contest to replace your Board of Directors with his own hand-picked nominees. You may be receiving a blue proxy card from Mr. Yurowitz. We ask you to ignore his blue card and vote only the enclosed WHITE card to support your management's nominees.

                      THE NOTORIOUS PAST OF ANDY YUROWITZ.

Please note the following facts about Andy Yurowitz:

o IN JUNE OF 1987, ANDY YUROWITZ, THEN A BROKER AT E.F. HUTTON, WAS ARRESTED BY INTERNAL REVENUE SERVICE AGENTS AT HIS FIRM'S OFFICES.

o HE WAS INDICTED* FOR USING HIS EXECUTIVE POSITION AT HUTTON TO HELP LAUNDER $450,000 FOR CONVICTED DRUG SMUGGLER ROBERT CASTORO OF WINTER SPRINGS, FLORIDA. CASTORO WAS ACCUSED OF SMUGGLING AT LEAST 360,000 POUNDS OF MARIJUANA AND 440 POUNDS OF COCAINE FROM 1977 TO 1984.

o AUTHORITIES SEIZED YUROWITZ' PASSPORT TO PREVENT HIM FROM FLEEING THE COUNTRY AFTER HE WAS RELEASED ON $100,000 BAIL.

ASK YOURSELF: DO YOU WANT SOMEONE WITH YUROWITZ' UNSAVORY PAST TO TAKE CONTROL OF YOUR BOARD OF DIRECTORS?

--------
* Mr. Yurowitz was eventually acquitted of these criminal charges. Remember -- O.J. Simpson was acquitted, too.

            YOUR BOARD AND MANAGEMENT SHARES YOUR INTEREST IN SEEING
                   THE VALUE OF HEALTH-CHEM SHARES MAXIMIZED.

Although it admittedly has been a difficult time for Health-Chem recently, this is not the time to turn control of your Company to an insurgent group with a member who has been arrested and accused of laundering drug money.

REMEMBER -- YOUR BOARD AND MANAGEMENT TOGETHER OWN ABOUT 33 PERCENT OF HEALTH-CHEM'S STOCK. WE, MORE THAN ANYONE, SHARE YOUR INTEREST IN SEEING THE VALUE OF HEALTH-CHEM'S SHARES MAXIMIZED FOR THE BENEFIT OF ALL SHAREHOLDERS.

                       PLEASE VOTE YOUR WHITE PROXY TODAY!

Again, enclosed with this letter is a WHITE proxy card which you can use to support your management's nominees. With the December 10 meeting date approaching quickly, it is important that you vote promptly so that your shares will be in the final tally at the annual meeting.

REMEMBER -- IF YOU ALREADY VOTED A BLUE PROXY CARD IN FAVOR OF THE YUROWITZ NOMINEES, YOU HAVE EVERY LEGAL RIGHT TO CHANGE YOUR MIND AND SUPPORT MANAGEMENT'S NOMINEES BY RETURNING THE WHITE PROXY. ONLY YOUR LATEST-DATED PROXY CARD WILL COUNT.

If you have questions, or need assistance voting or in changing your vote, please contact Health-Chem's proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885

Your Board of Directors appreciates your support of Health-Chem and its nominees.


                                         Sincerely,



                                         /s/ MARVIN M. SPEISER
                                         --------------------------------------
                                             Marvin M. Speiser
                                             Chairman of the Board and President